Exhibit (16)

POWER OF ATTORNEY

The undersigned constitutes each of Michael G. Clarke, Scott R. Plummer, Christopher O. Petersen, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, Joseph L. D’Alessandro, Megan E. Garcy, Robert M. Kurucza and George M. Silfen, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Series Trust, Columbia Funds Series Trust II and Columbia Funds Variable Series Trust II, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Series Trust, Columbia Funds Series Trust II and Columbia Funds Variable Series Trust II of the indicated series of the investment companies indicated below:

Selling Fund	Buying Fund
Columbia Multi-Advisor Small Cap Value Fund, a series of Columbia Funds Series Trust II	Columbia Select Smaller-Cap Value Fund, a series of Columbia Funds Series Trust II
Columbia International Value Fund, a series of Columbia Funds Series Trust	Columbia Oversees Value Fund, a series of Columbia Funds Series Trust
Columbia International Opportunities Fund, a series of Columbia Funds Series Trust	Columbia Select International Equity Fund, a series of Columbia Funds Series Trust
Columbia Variable Portfolio – Large Cap Growth Fund II and Columbia Variable Portfolio – Large Cap Growth Fund III, each a series of Columbia Funds Variable Insurance Trust I	Columbia Variable Portfolio – Large Cap Growth Fund, a series of Columbia Funds Variable Series Trust II
Columbia Variable Portfolio – International Opportunities Fund, a series of Columbia Funds Variable Insurance Trust I	Columbia Variable Portfolio – Select International Equity Fund, a series of Columbia Funds Variable Series Trust II
Variable Portfolio – Loomis Sales Growth Fund II, a series of Columbia Funds Variable Insurance Trust I	Variable Portfolio – Loomis Sayles Growth Fund, a series of Columbia Funds Variable Series Trust II

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated the 15th day of December, 2015.

/s/ William A. Hawkins	/s/ R. Glenn Hilliard
William A. Hawkins	R. Glenn Hilliard

/s/ Kathleen A. Blatz	/s/ Catherine James Paglia
Kathleen A. Blatz	Catherine James Paglia

/s/ Edward J. Boudreau, Jr.	/s/ Leroy C. Richie
Edward J. Boudreau, Jr.	Leroy C. Richie

/s/ Pamela G. Carlton	/s/ Anthony M. Santomero
Pamela G. Carlton	Anthony M. Santomero

/s/ William P. Carmichael	/s/ Minor M. Shaw
William P. Carmichael	Minor M. Shaw

/s/ Patricia M. Flynn	/s/ Alison Taunton-Rigby
Patricia M. Flynn	Alison Taunton-Rigby

/s/ William F. Truscott
William F. Truscott